UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 26, 2009
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 26, 2009, the Stock Option and Compensation Committee of the Board of Directors (the “Committee”) of Medicis Pharmaceutical Corporation (the “Company”) approved the following compensation arrangements for its executive officers.
     2008 Bonuses. The Committee approved payment of the following cash bonuses to certain of the Company’s executive officers. The cash bonus amounts approved were based upon (i) the Company achieving specified performance objectives pre-established by the Committee and (ii) the individual achieving pre-established individual performance objectives, each for the performance period beginning January 1, 2008 and ending December 31, 2008. The Company’s performance objectives were based on achieving specified levels of net revenue and EBITDA. For purposes of determining whether the performance objectives had been achieved, the Company’s performance was adjusted to eliminate the following: (i) the impact of all impairment charges recognized by the Company in connection with investments in Revance Therapeutics, Inc., as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) or other accepted accounting interpretations; (ii) the impact of non-budgeted expenses associated with business development transactions, including the Company’s transactions with Liposonix, Inc., IMPAX Laboratories, Inc., and Ipsen Ltd., and the impact of related ongoing expenses on EBITDA; (iii) the impact of subsequent accounting changes required by GAAP or other governmental agencies; (iv) the impact of any litigation or regulatory settlements; and (v) the impact of all subsequent other charges for restructuring, extraordinary items, discontinued operations, non-recurring items and the cumulative affect of accounting changes required by GAAP. In addition to the amount payable based on performance objectives pre-established by the Committee, the 2008 bonus amounts for Jason D. Hanson and Richard D. Peterson set forth below include additional discretionary payments approved by the Committee in the amount of $50,000 and $20,000, respectively.

Executive Name	Position	2008 Bonus
Jonah Shacknai	Chairman, Chief Executive Officer, Director	$1,014,750
Joseph P. Cooper	Executive Vice President, Corporate and Product Development	$351,319
Jason D. Hanson	Executive Vice President, General Counsel and Secretary	$409,775
Richard D. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	$342,875
Mark A. Prygocki	Executive Vice President, Chief Operating Officer	$411,281
Mitchell S. Wortzman, Ph.D.	Executive Vice President and Chief Scientific Officer	$345,938
     Base Salaries . The Committee approved the following annual salaries of the Company’s chief executive officer and following executive officers, with retroactive effect to January 1, 2009. The following salaries represent increases ranging from no adjustment (0%) for Jonah Shacknai up to 3.94% for other executive officers based on the previous year’s salary. The average salary increase for all Section 16 executive officers was 2.98%.

Executive Name	2009 Salary
Jonah Shacknai	$1,100,000
Joseph P. Cooper	$475,000
Jason D. Hanson	$485,000
Richard D. Peterson	$435,000
Mark A. Prygocki	$550,000
Mitchell S. Wortzman, Ph.D.	$465,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009	By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, Chief Financial Officer and Treasurer